Exhibit 10.15

To:     Fiduciary Trust Company International

FORM OF CUSTODY AGREEMENT FOR ACCOUNT ENTITLED

“______________________________________________________”

1.
Custody Account. We appoint you to be the agent for the undersigned entity (referred to as "we" or "us") to act as custodian of a Custody Account (“Account”) in the name specified above and receive and hold all assets and cash, including but not limited to the proceeds from the sale of such assets, and the income attributable to such assets, that are delivered to you for the Account (“Account Assets”). We will deliver to you only assets owned solely by us, and will advise you of the cost, date and manner of acquisition of any additional assets contributed to the Account.

2.
Custody of Account Assets. Subject to our right to give instructions with respect to the Account as described in Section 3 of this Custody Agreement (the “Agreement”), we authorize you, in your discretion:

(a)
to hold cash and hold any issue of securities in the Account with securities of the same issue of your other clients, and deposit Account Assets (whether in “book entry” or physical form) with any domestic or non-US bank, broker or dealer, or securities depository, as your sub-custodian, in nominee name or otherwise;

(b)
with respect to trades reported on the Account's behalf through Depository Trust Company (“DTC”), to accept instructions from DTC (whether in a DTC report or otherwise) as though they were given by us or our Investment Manager, as defined in Section 3;

(c)
to execute any documentation as the Account's agent and attorney-in-fact, in furtherance of the rights and obligations set forth in this Agreement, as you may deem necessary, including but not limited to signing the Account's or our name, as the case may be, (1) on any securities registered in the Account's or our name, respectively, in order to sell them or enable them to be deposited as authorized above, (2) on any documents necessary to establish your security interest under Section 7, and (3) on all necessary certificates of ownership or other instruments required by an issuer, depository or governmental authority under applicable law or regulation, and authorize your sub-custodians to do likewise; and

(d)
in those cases in which securities that have been purchased at varying prices are being sold or transferred, to use the “specific identification method” for allocating tax lots to a particular sale or transfer of securities for U.S. federal income tax purposes, unless we specifically request you to use another method of tax lot selection on or before the settlement date relating to that sale or transfer. This delegation of authority includes, without limitation, the discretion to select tax lots using a lot selection method other than “FIFO” (first-in, first-out).

(e)
to provide all necessary and applicable information to any “Investment Manager,” as defined in Section 3 of this Agreement, with respect to us, the Account and the Account Assets, in paper and/or electronic form, including to make such information and materials available on your World Wide Web site, FTCIINVESTORSERVICES.COM, (the “Site”) to the Investment Manager, upon the Investment Manager agreeing to your Online Access Agreement or such other terms and conditions as you may deem acceptable for use of the Site and access to the services provided thereon.

3.
Special Instructions. We authorize you to record telephone conversations related to the Account and to rely on oral or written instructions or notices when you receive them from any of our Authorized Persons, as defined in Section 5(i), or from such person(s) as we may designate to you in writing as the manager(s) of the Account (“Investment Manager”). We agree that, upon your request, the Investment Manager or we will confirm in writing any oral instruction given to you as soon thereafter as possible. You shall be under no duty to make any investigation or inquiry as to any statement contained in any oral or written instruction given and, unless and until specifically advised otherwise, you may accept the same as conclusive evidence of the truth and accuracy of the statements contained therein. You agree to comply with the following special instructions:

(a)
invest otherwise un-invested Account Assets on an overnight or short term basis, at the Account's risk, in one or more of the following investments: (1) deposit accounts, including your own or those of any of your Affiliated or Subsidiary Companies, as defined in Section 10, (2) any money market mutual fund, selected by us or our Investment Manager, for which you or any of your Affiliated or Subsidiary Companies may act as investment adviser or custodian, and/or (3) any money market mutual fund, selected by us or our Investment Manager, with respect to which you may receive compensation for performing distribution or shareholder servicing functions (such compensation being commonly referred to as “12b-1 fees”);

(b)
you are authorized, as follows: (i) to accept into custody or to record on our Account statement hedge funds and other private equity investments that are not publicly traded (“Alternative Investments”), (ii) to receive valuations of the Alternative Investments from the custodian or manager of the hedge fund or from the manager or sponsor of the private equity investment, as the case may be (each, a “Third-Party Valuation Source”), (iii) to rely on the valuations you receive from the Third Party Valuation Sources as accurate assessments of the value of each Alternative Investment, and (iv) to report such valuations in all account statements, appraisals and reports that you render, prepare or are otherwise required to file, including, without limitation, any reports that you may be required to file with the Internal Revenue Service;

(c)
we acknowledge and agree that your acceptance into custody of, or agreement to record on, our Account statement any such Alternative Investment does not constitute a representation or warranty by Fiduciary Trust that the Alternative Investment exists or is in good standing; and

(d)    ______________________________________________________________________________________
______________________________________________________________________________________

Notwithstanding the foregoing, we agree that these special instructions shall continue to be effective until canceled or modified by the Investment Manager or by us in a subsequent writing delivered to you.

4.	Administrative Provisions.

(a)	Income. Please remit income as follows: ___________________________________________________
_____________________________________________________________________________________

(b)
Shareholder Servicing Compensation. We acknowledge that you may receive compensation from investment advisers or distributors of mutual funds, including money market funds, for performing shareholder servicing functions that such investment advisers or distributors would otherwise have to perform themselves. If any Account Assets are invested in such funds, you are authorized to receive this compensation.

(c)	Maturities and Other Rights. You are authorized to present bonds for payment when due and, to the extent practicable, sell fractional shares issued in connection with any stock dividends.

(d)
Purchase and Sales. Whenever possible, please effect such Account trades as our Investment Manager or we direct from time to time. You may, but are not required to, advance funds for such purchases if there are insufficient funds in the Account. You will not effect any sales or exchanges unless the subject securities are in your custody and in good deliverable form. You may place Account trades with any broker or dealer, including any of your Affiliated or Subsidiary Companies, which brokers and dealers are entitled to receive compensation out of Account Assets for their services.

(e)
Foreign Exchange. You are authorized to purchase, sell, exchange, convert and otherwise execute non-US currency transactions in the spot or forward market, as instructed by us or our Investment Manager as agent, or as principal, at the market rate, as determined by you at your discretion.

(f)
Statements. You agree to send us monthly statements of principal and income transactions and a list of Account Assets, in written form or in any other form that you choose to make available. Statements of Account Assets and of transactions shall serve as conclusive proof of assets received by you in the Account and of transactions entered into in the Account unless we object in a writing received by you within 30 days of statement mailing or other transmission. Statements shall be governed by, and read in accordance with the Important Disclosures attached to this Agreement as Appendix 1. Assets will be valued as determined by you in good faith, based on information provided to you as described in the Important Disclosures, which may include, without limitation, from publicly available market quotations provided to you or from a Third Party Valuation Source. For purposes of all reports made by you, any non-US securities denominated in non-US currencies will be valued in the Account's base currency, which will be in United States dollars unless you and we agree otherwise. We agree to accept any form of communication transmitting such information.

(g)
Shareholder Disclosure. You may disclose the Account's or our name, address and security position when requested to do so by any issuer of securities held in the Account, unless we indicate that you may not (unless required by law) by marking the box. ☐

5.	Representations and Warranties. We hereby acknowledge, represent and warrant to, and agree with you, as follows:

(a)
Client Assets. We are the sole owner of all Account Assets and (1) there are no restrictions on the transfer, sale or public distribution of any such Account Assets and (2) no option, lien, charge, security or encumbrance exists over such Account Assets, except as described to you in writing.

(b)
Authority. All authority given to you under this Agreement will remain in effect until changed or terminated by us in writing. You may give a copy of this Agreement to any broker, dealer or other party to a transaction, as evidence of your authority to act on the Account's behalf.

(c)
Understanding of Terms. We have reviewed, either alone or with our independent agent, and understand the matters set forth in this Agreement. We have received all information that we deem necessary or desirable in connection with our decision to enter into this Agreement.

(d)	Compliance with Anti-Money Laundering Laws. To comply with United States anti-money laundering laws and regulations, we represent as follows:

(1)
The Account Assets were not, and are not, directly or indirectly derived from activities that may contravene United States federal, state or international anti-money laundering laws or regulations to the extent that any such laws or regulations may be applicable to us.

(2)	If we are acting as agent or nominee for the beneficial owners of the Account Assets, we have adopted anti-money laundering policies and procedures with which we are in compliance.

(3)
If we are a non-US bank, we are not operating under an offshore banking license, which as a condition of our license, prohibits us from conducting banking activities with the citizens of, or in the local currency of, the jurisdiction that issued such license.

(4)
We have not been formed by, or for the benefit of, any individual described below; and none of the Authorized Persons, identified to you from time to time in accordance herewith, is an individual described below:

(A)	a current or former senior official in the executive, legislative, administrative, military, or judicial branches of a non-US government (whether elected or not), or

(B)	a senior official of a major non-US political party, or

(C)	a senior executive of a non-US government-owned commercial enterprise, or

(D)
an immediate family member of any of the individuals described in subsections (A) through (C) above, or a person known to maintain a close personal or professional relationship with any such individuals.

For purposes of this representation, “senior official or executive” means an individual with substantial authority over policy, operations, or the use of government-owned resources; “immediate family” includes a spouse, parents, siblings, children, and a spouse's parents or siblings.

(5)
We acknowledge that Federal law requires that you obtain, verify and record information and documents to identify the persons opening new accounts. For natural persons, this may include, without limitation, name, address, date of birth, and social security numbers, as well as government-issued photo identification, and for clients, other than natural persons, tax identification numbers and documents evidencing formation (e.g., Articles of Incorporation). We further acknowledge that you may also screen such names against various databases to verify identity.

(6)
We agree to provide you with information and documentation relating to our organizational structure, beneficial ownership, source of funds and Authorized Persons, including any changes relating thereto, whenever such changes occur, or if there are no such changes, upon request by you.

(e)
Changes to Account or Representations in Agreement. We will promptly notify you in writing of: (1) any change to the Account of which you would not otherwise have knowledge; and/or (2) any occurrence that results, or threatens to result, in any representations by us contained in this Agreement becoming false, misleading or incomplete.

(f)
Notice of Certain Events. We or our successor or legal representative, as the case may be, shall promptly notify you in writing of our dissolution, termination, merger, bankruptcy and/or the occurrence of any other event which might affect the validity of this Agreement or your authority under this Agreement. All directions given and actions taken or omitted by you prior to the time that such notice is given to you and which would otherwise be appropriate under the terms of this Agreement shall be binding upon us and any successor or legal representative thereto. Neither we nor any successor or legal representative thereto shall hold you liable for any loss, damage or liability arising out of or based upon any action taken or omitted by you in accordance with this Section 5(f).

(g)
Authority to Enter Into Agreement and of Signatory. We have full authority and power to engage you under the terms and conditions of this Agreement and to execute, deliver and perform this Agreement without the need for any governmental or other authorizations, approvals or consents. Any individual whose signature is affixed to this Agreement on our behalf has full authority and power to execute this Agreement on our behalf. Any such individual and/or we shall promptly notify you in writing of any event that could reasonably be anticipated to affect any such individual's authority under this Agreement.

(h)
Binding Obligations. We represent that your engagement by us pursuant to the terms of this Agreement constitutes our legal, valid and binding obligation, and does not violate our constituent documents, any other material agreement, order or judgment of any court or governmental authority, or any law applicable to us. We further represent that all trades directed hereunder by us or our Investment Manager are within our power to enter into and have been duly authorized, and that when you enter into such trades on our behalf and they are binding against a counterparty, they will constitute our legal, valid, and binding obligations.

(i)
Organizational Documents. We represent that you have been furnished a true and complete copy of such documentation, as amended to date, that establishes and evidences our organization as a legal entity and our authority to retain you. We will furnish promptly to you any amendments to such documentation, and we agree that, if any amendment affects your rights or obligations, such amendment will be binding on you only when you agree in writing. If the Account contains only part of our investment assets, we understand that you will have no responsibility for the diversification or concentration of all of our investments, and that you will have no duty, responsibility or liability for assets that are not in the Account.

(j)
Corporations, Partnerships and Other Entities. We represent that the individual(s) specified below in subsections (1) and (2) of this Section 5(i) are authorized to certify to you from time to time those persons who are duly authorized to act for us under this Agreement (“Authorized Persons”) and those persons or entities who are our shareholders, partners or members. We agree to notify you promptly in writing of any changes in the information specified below or on the Exhibits referred to below and attached hereto. We further represent as follows:

(1)	Corporations. If we are a Corporation:

(A)
Our President, Secretary or Chief Financial Officer listed on the attached Certification of Authorized Persons (Exhibit A) is authorized to act for us as an Authorized Person and to certify to you from time to time, by listing on, and delivering to you, Exhibit A or a substantially similar form, those other persons who also are so authorized to act on our behalf.

(B)	We have not issued bearer shares.

(C)	If we have five or fewer shareholders, we have accurately and completely listed on the attached Certification of Ownership (Exhibit B) all of the applicable information requested.

(D)	Check as applicable:
☐ we are incorporated under the laws of            as a for-profit corporation; or
☐ we are incorporated under the laws of            as a not-for-profit corporation.

(2)	Partnerships and Other Entities.

(A)	If we are a partnership, an Authorized Person is any one of the general partners named on the attached Certification of Authorized Persons (Exhibit A).

(B)
If we are an entity other than a corporation or partnership, the officer specified on the attached Certification of Authorized Persons (Exhibit A) is authorized to act for us as an Authorized Person and to certify to you from time to time, by listing on, and delivering to you, Exhibit A or a substantially similar form, those other persons who also are so authorized to act on our behalf.

(C)
If we are a partnership or other entity, other than a corporation, and have five or fewer partners or members, we have accurately and completely listed on the attached Certification of Ownership (Exhibit B) all of the applicable information requested.

(D)	If we are a partnership or other entity, other than a corporation, we were formed under the laws of .

(3)	Our taxable (or fiscal year) ends .

(4)	We are not required to be registered under the United States Investment Company Act of 1940, as amended.

(k)	Non-US Entities. If we are a non-US entity including but not limited to a corporation or partnership formed under the laws of a country other than the United States, we further represent as follows:

(1)	We have checked here ☐ if we meet any of the criteria under Test I on Exhibit C hereto; and we have checked here ☐ if we meet any of the criteria under Test II on such Exhibit C.

(2)	We are not a dealer in stocks or securities and we do not have our principal office in the United States, nor are we otherwise engaged in trade or business in the United States.

(l)
Investment Manager. We have ☐ have not ☐ duly appointed an Investment Manager, as our agent and attorney-in-fact, to give instructions to you with respect to the Account, pursuant to a legally binding agreement between us. If so, the Investment Manager is____________________________________________________ _______________________________________________________________________. We will notify you immediately if such power and authority is revoked and will provide the name and other relevant information with respect to the new Investment Manager, if any.

(m)	Unlawful Internet Gambling Enforcement Act (“UIGEA”). If we are engaged in commercial betting or wagering:

(1)
We acknowledge that we are prohibited from knowingly engaging in any “Restricted Transactions,” i.e., accepting payments in connection with the participation of another person in “unlawful Internet gambling” (defined, generally, to mean placing, receiving, or otherwise knowingly transmitting a bet or wager by any means which involves the use, at least in part, of the Internet where such bet or wager is unlawful under any applicable federal or state law in the state or tribal lands in which the bet or wager is initiated, received, or otherwise made).

(2)	We represent that we do not engage in Internet gambling of any kind, whether or not we believe such gambling to be legal, and will not process through the Account any transaction that violates UIGEA.

(3)	We acknowledge and agree that you may block or reject any Restricted Transaction or close the Account if you believe the Account is in receipt of or engaged in any such transaction.

We agree to notify you promptly in writing of any changes in the information specified herein.

6.
Repayment of Debts; Payment of Interest. We agree to repay you whether or not demand is made (a) the amount of any overdraft or other amounts (including but not limited to fees) owed by us, or charges or liabilities advanced or incurred by you, a sub-custodian, or nominee in connection with the Account (including but not limited to attorney's fees) or any other account that we maintain with you, and (b) interest thereon at the rate then charged by you to your investment management clients on demand notes, as that rate may change from time to time (collectively, “Debts”). You may charge the Account, or any other account that we may then have with you, for any Debts.

7.
Grant of Security Interest. To collateralize our obligations to repay any Debts, by signing this Agreement we grant you a continuing security interest in the Account Assets and the assets in any other account (including, but not limited to, cash, certificated and uncertificated securities and other financial assets) that we maintain with you in the same legal capacity at any time that any Debts are outstanding (“Collateral”). You may apply any cash, or sell any other Collateral and apply the proceeds to repayment of the Debts and related expenses. We agree that you will have all the rights of a secured creditor that are provided by New York law and that you may assign any such rights.

8.	Your Responsibilities. Your responsibilities are solely as stated in this Agreement. Specifically, we agree that, except as may otherwise be provided by law, you shall not be liable for:

(a)
any loss that the Account may suffer by reason of any transaction or other action taken or omitted in good faith and with that degree of care under the circumstances then prevailing that a reasonable person acting in a like capacity would use in the conduct of an enterprise of a like character and with like aims;

(b)
any loss, expense or other liability (including but not limited to attorneys' fees) arising or incurred by you as a result of your compliance with our instructions or those of our Investment Manager, reasonably and in good faith believed by you to be genuine;

(c)	any act or failure to act by any broker or other person with whom you or the Account may deal in connection with the subject matter of this Agreement; or

(d)
any failure or delay in performance of any obligation under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond your reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotages; epidemics; riots; interruptions, loss or malfunctions of utility, transportation or communication service; accidents; labor disputes; acts of civil or military authority; governmental actions and inability to obtain labor, material, equipment or transportation.

9.
General Indemnification. We agree to indemnify you to the fullest extent permitted by law for any expense or liability (including, without limitation, attorneys' fees and related charges and expenses) incurred by you with respect to the Account when acting in accordance with this Agreement or to enforce this Agreement or any part thereof, including, without limitation, this Section 9, and Section 3 relating to your reliance on or reporting of valuations of Alternative Investments, which may prove to be untimely, incomplete or inaccurate, whether understated or overstated.

10.
Conflicts. Nothing in this Agreement shall be deemed to limit or restrict your right, or the right of any of your officers, directors or employees, to engage in any other business or to render custody services or services of any kind to any other client directly or through any Affiliated or Subsidiary Companies. We acknowledge that you or your Affiliated or Subsidiary Companies may obtain and keep profits, commissions and fees in connection with activities for other clients and from their own accounts. For purposes of this Agreement, “Affiliated or Subsidiary Companies” are those operating companies and investment entities, directly or indirectly controlled by, or under common control with, you or your parent company, Franklin Resources, Inc., and whether using the name Fiduciary, Templeton, Franklin, FTI or any other name.

11.
Proxies and Other Legal Notices. You are authorized to dispose of proxies and other requests received to take corporate action with respect to any securities in the Account as follows: _______________________________

_________________________________________________________________________________________.

You shall not be expected or required to take any action with respect to lawsuits involving securities presently or formerly held in the Account, or the issuers thereof, including class action suits and actions involving bankruptcy. Notwithstanding the above, in the case of class action suits involving issues held in the Account, you may include information about the Account for purposes of participating in any settlements, whether or not we have authorized disclosure of any information in Section 4(g) hereof.

12.	Use of Affiliated or Subsidiary Companies. You may delegate all or part of your duties under this Agreement to any Affiliated or Subsidiary Company.

13.
Custody Fees. For your services under this Agreement, we authorize you to charge the fees and charges as set forth in the Fee Schedule attached to this Agreement, as that schedule may be amended from time to time. You may charge      % against income and      % against principal; or to the extent that the income is insufficient to cover the percentage of fees and charges indicated, then the balance thereof is to be charged against principal.

14.
Confidential Relationships. All information and recommendations furnished by either party to the other shall at all times be treated in strictest confidence and shall not be disclosed to third persons, except as may be permitted by law or regulation, or except upon the prior written approval of the other party to this Agreement.

15.
Communications. All Account documents and other instructions or notices required to be in writing shall be deemed duly given when delivered in person or sent by first-class mail, postage prepaid, overnight courier, or confirmed facsimile, with original to follow, to us at our address below, or to you addressed as follows:

Fiduciary Trust Company International
600 Fifth Avenue
New York, New York 10020

Either party may, by written notice given at any time, designate a different address for the receipt of Account documents, instructions or notices due under this Agreement.

16.	Optional Additional Services. You are authorized to charge the Account additional compensation, based on the amount of work involved, for the services checked below (if any):

☐
Annual statement of income classified for federal income tax purposes, and a schedule of security transactions for the calendar year showing gains and losses, if the income tax costs and dates of acquisition are available

☐	Complete appraisal of Account Assets with current values, tax costs, if available, and estimated income

☐	Preparation of income tax returns

17.
Optional Investment Strategies. You are authorized in your discretion on our behalf, as our agent, to enter into the transactions checked below, if any, with such counterparties to be selected by you; and in furtherance thereof, to negotiate, execute and deliver to such counterparties appropriate agreements on terms acceptable to you and perform any administrative duties required.

☐    Transactions relating to securities lending
☐    Transactions relating to repurchase agreement transactions
☐    Other:

If requested by you, we agree to sign and deliver to you for further delivery to such counterparties, if any, such documents as we may reasonably be required to deliver for you to carry out the transactions checked above.

18.
Level of Online Access Requested. To gain access to online systems, networks, databases and functions (“Site Services”) that you may make available from time to time on FTCIINVESTORSERVICES.COM (your “Site”), in accordance with the terms and conditions of the Online Access Agreement, FIDUCIARYTRUST.COM/FTCIINVESTORSERVICES.COM, (as applicable), (attached to Appendix 1). Check the applicable box to indicate desired level of online access for the Account.

☐ for ourselves only.
☐ for ourselves and any other party that we may designate on Appendix 1.
☐ not for ourselves, but for any other party that we may designate on Appendix 1.
☐ not for ourselves or any other party.

19.
Right of Set-off. We agree that you have a right of set-off against any of our funds that are held by, or on deposit with, you in the Account or any other account that we maintain with you in the same legal capacity at any time that any Debts are outstanding. To enforce this right, you may use any of our funds that are on deposit with you or held by you to repay any Debts that are outstanding.

20.
Entire Agreement; Amendment; Termination. This Agreement sets forth and restates the entire understanding of the parties with respect to the Account and replaces all previous agreements, understandings and communications, oral or written. It can only be amended by both parties in writing, except that, if you send us notice of an amendment, it will become effective thirty days later unless we object in writing within that time. We may terminate this Agreement at any time by written notice to you. You may terminate it on thirty days' written notice to us. Sections 5, 6, 7, 8, 9, 13, 14, 15, 18, 19 and 20 shall survive the termination of this Agreement. Upon termination you will have no further obligations hereunder, provided that any liability under this Agreement of either party to the other shall survive and remain in full force and effect with respect to transactions that have been initiated, but not completed, and with respect to any other claim or matter of which either of the parties has given the other written notice prior to such termination, until such liability has been finally settled (except that you will be entitled to your fees, prorated to the date of termination). If liquidation of any part of the Account is necessary or desired by us, you will do so in an orderly manner and, after settlement of all amounts outstanding from the Account, you will transfer such liquidated assets and any other remaining Account Assets to us or in accordance with our instructions.

21.	Governing Law. This Agreement will be governed by the laws of the State of New York without regard to any laws that might otherwise apply under principles of choice of law or conflicts of law.

22.
Severability. The provisions of this Agreement are severable. If any provision, or part thereof, is determined to be void, voidable, illegal or invalid, the remaining provisions of this Agreement, including parts thereof, if applicable, shall continue to be valid and enforceable.

23.	FDIC Insurance Disclosure. We acknowledge that securities, mutual funds and other non-deposit investments in the Account are subject to the following:
NOT FDIC-INSURED
May lose value
No bank guarantee.
We understand that any cash balances placed on deposit in the Account are insured by the Federal Deposit Insurance Corporation (“FDIC”) to the maximum extent allowed under the FDIC's general deposit insurance rules.

AGREED:
Name of Legal Entity
FIDUCIARY TRUST COMPANY INTERNATIONAL		By:
Signature
By:
	Signature	Name and Title (Please Print)

	Name and Title (Please Print)	Address
Date:
City State Zip Code

Telephone

Fiduciary Trust Company International

EXHIBIT A

CERTIFICATION OF AUTHORIZED PERSONS
UNDER THE CUSTODY AGREEMENT
FOR ACCOUNT ENTITLED
“_______________________________________________________________”

I certify, as the ____________________________ (specify title; e.g., general partner [of a partnership]; president, secretary [of a corporation]; managing member [of an LLC]), that the following persons are “Authorized Persons” under the Agreement. If box is checked ☐, complete shaded fields.

NAME	TITLE	TAX ID NO.	SPECIMEN SIGNATURE

Name of Legal Entity (Please Print)
By:
Signature

Name and Title (Please Print)
Date:

Fiduciary Trust Company International

EXHIBIT B
CERTIFICATION OF OWNERSHIP
of _______________________ (the “Company”)*
*Insert Name of Company above signature line below
Part A. Complete Part A if the Account is owned by a legal entity with five or fewer owners.
The undersigned hereby certifies on behalf of the Company:

1.
As of the ___________ day of ___________________, 201__, the Company's books and records reflect that those listed below are the sole holders and beneficial owners of the Company's issued and outstanding shares or ownership interests:

Name of Holder of Ownership Interests (“Owner”) (e.g., Shareholder / Partner / Member)	Residential Address

Part B. Complete Part B for each Owner that is a “Fiduciary” (e.g., Trustee, Executor, Guardian).

1.
For any Fiduciary relationship specified above, list the funder, each beneficiary to whom income or principal is currently distributable, and each acting trustee, executor, guardian, custodian (under the Uniform Transfers to Minors Act), and other fiduciary, together with the legal capacity and residence of each.

Part B.

Name of Person	Legal Capacity	Legal Residence (City and State)

Insert name of Company
By:
Signature
Name:
Please print
Title:

Fiduciary Trust Company International/

(APPLICABLE TO NON-US ENTITIES ONLY)

EXHIBIT C

TO THE CUSTODY AGREEMENT
FOR ACCOUNT ENTITLED

“___________________________________________________________________________”

U.S. federal law places certain restrictions on non-US ownership of any interest in oil and gas leases on federal (U.S.) land and on non-US control of United States shipping and communications companies. In connection with such securities that are or may be held in a client's account, Fiduciary must certify to issuers or to domestic depositories where the securities may be held (e.g., Depository Trust Company (“DTC”)) whether the client meets any of the criteria set forth in either Test I or Test II.

TEST I

For purposes of shipping and communications companies, do you meet any of the following criteria?

(a)	Any individual person who is not a United States citizen;

(b)	Any non-US government;

(c)
Any corporation, the president, chief executive officer, chairman of the board of directors or other executive officer of which is not a United States citizen, or of which more than a minority of its directors necessary to constitute a quorum or more than a minority of its directors are not United States citizens;

(d)	Any corporation organized under the laws of any non-US government;

(e)
Any corporation of which more than one-fourth of its stock is owned beneficially or of record, or may be voted, by persons who are not United States citizens, or which by any other means whatsoever is controlled by or in which control is permitted to be exercised by persons who are not United States citizens;

(f)	Any partnership or association which is controlled by persons who are not United States citizens; or

(g)	Any person (including any individual, partnership, corporation or association) who acts as representative of, or fiduciary for, any person described in clauses (a) through (f) above.

Fiduciary Trust Company International/

(APPLICABLE TO NON-US ENTITIES ONLY)

EXHIBIT C (cont'd)

TO THE CUSTODY AGREEMENT
FOR ACCOUNT ENTITLED

“___________________________________________________________________________”

TEST II

For purposes of ownership interests in oil and gas leases on federal (U.S.) land, do you meet any of the following criteria?

(a)	Any individual person who is not a citizen of the United States;

(b)
Any association (including a partnership, joint tenancy and tenancy in common) organized or existing under the laws of any government outside the United States or any state or territory thereof, or of which any members are not citizens of the United States;

(c)
Any corporation organized under the laws of any government outside the United States or any state or territory thereof, or of which corporation, to the best of its knowledge, more than 5% of the voting stock, or if all of the voting stock, is owned or controlled by citizens of countries that deny to United States citizens privileges to own stock in corporations holding oil and gas leases similar to the privileges of non-United States citizens to own stock in corporations holding oil and gas leases on federal lands; or

(d)	Any person otherwise not qualified to hold an interest in oil and gas leases on federal lands, including offshore areas, under federal laws and regulations in effect from time to time.

APPENDIX 1

Online Access Cover Page for User and/or User Affiliates (“Authorized User(s)”)
FIDUCIARYTRUST.COM / FTCIINVESTORSERVICES.COM (as applicable)
(Cover Page)

Account in the name of: ______________________________,
Account No.: _______________ (the “Account”)

Defined terms used herein shall have the same meaning as used in the Online Access Agreement, FIDUCIARYTRUST.COM / FTCIINVESTORSERVICES.COM (as applicable), which the User or other Authorized User must accept to obtain access to the Site.

The undersigned authorizes the listed User Affiliates, in addition to but not including any non-FTCI Investment Manager for the Account, to have Online Access to the Account, as indicated, and agree that each User Affiliate will have to sign the Acceptance of Designation (page 6 of Attachment 1) accepting the Online Access Agreement:

Check type of access desired
Name of User Affiliate or “Authorized User”	Address, Email Address, Phone #	Materials*	Materials/Tax Information**

*	“Materials” means access includes transaction reports, account asset listings, month and year-end reports and such other material as FTCI may make available on the Site from time to time.

**	“Tax Information” means access includes, but may not be limited to, Internal Revenue Service Form 1099.

Accepted and Agreed:
FIDUCIARY TRUST COMPANY
(Name of Account Holder or User)	INTERNATIONAL

By:	By:
(Signature of Authorized Signatory)
Title:
(Name and Title of Authorized Signatory - Please Print)
Date:	Date:

ATTACHMENT 1

ONLINE ACCESS AGREEMENT
FIDUCIARYTRUST.COM / FTCIINVESTORSERVICES.COM (as applicable)

I.	Introduction

Fiduciary Trust Company International ("FTCI") and _____________________ (“Account Holder” or "User") have entered into a custody or investment management agreement under which FTCI acts as custodian for certain of User's securities, cash or other assets ("Account Agreement"). As a supplement to the services offered under the Account Agreement, User desires to access such information, documents, materials and other utilities regarding User's Account, together with such systems, networks, databases and functions, as FTCI, and its affiliates, agents or business partners may make available from time to time through FTCI's World Wide Web site ("Site") on the Internet to those clients with which FTCI has executed this Agreement (collectively, "Site Services"). FTCI is willing to provide the Site Services to User (“Online Access”) under the terms and conditions of this agreement ("Agreement"). This Agreement will be effective as of the date FTCI signs below.

II.	Procedure for Obtaining Access

(a) Upon receipt of this Agreement executed by User, FTCI will provide a log-on identification number ("ID") and a temporary password to User requesting Online Access, and upon receipt of an Acceptance of Designation in the form attached to this Online Access Agreement, FTCI will provide a log-on identification number ("ID") and a temporary password to each User Affiliate that User designates is to have access to the Site and Site Services (User and all of User’s Affiliates, collectively and separately, sometimes referred to as "Authorized Users").

(1) All “Authorized Users” who have access to “Materials” will have access to the general information made available on the Site, including transaction reports, account asset listings, month and year-end reports and such other material as FTCI may make available on the Site from time to time;

(2) Authorized Users who have access to “Tax Information” will have access to such tax information that is available, which includes but may not be limited to Internal Revenue Service Form 1099, as well as to the Materials.

User must designate other Authorized Users on an Online Access Cover Page and indicate whether or not they may view Tax Information, as well as Materials, or just Materials.

(b) User and other Authorized Users will be prompted to change their passwords to a password of their choice at the time of their initial session on the Site.

(c) User will prohibit the recipient of any log-on ID or password from disclosing such to anyone else, except that any organizational Authorized User recipient that serves as a security officer or contact person for the organization may disclose one such ID and log-on password to each individual Authorized User. An individual Authorized User recipient may disclose his or her log-on ID or password to his, her or the organization’s security or information technology personnel; provided that such security or information technology personnel will only use such log-on ID or password to provide support to any such individual Authorized User. User will be responsible to ensure that Authorized Users do not breach User's obligations regarding confidentiality and use of the Site under this Agreement. User will give FTCI immediate notice of the termination of authority of any Authorized User.

(d) FTCI may change the log-on IDs and passwords of any or all Authorized Users at any time to maintain the security of the Site.

ATTACHMENT 1 – Page 2 of 6

III.	Use of Site

User agrees as follows:

(a) Authorized Users may, through the appropriate equipment (provided by User at its own expense), make inquiry into the material made available on the Site to which each has been granted access. FTCI may add or remove any Site Service from the Site or any part of the Site, at any time, without notice to the Authorized User.

(b) Authorized Users so designated by the User to affirm trades for the Account may, through the Site, affirm (i) trades and (ii) corresponding instructions relating to the movement of cash and securities to settle such trades. As used in this Agreement, "affirming" is the confirmation of a prior instruction or order within a User’s Account at FTCI, and not the initiation or request of such instruction or order. Such affirmation is required for FTCI to complete a transaction.

(c) The security procedures pursuant to which an Authorized User designated by User is enabled to affirm trades under this Agreement and the Custody Agreement are commercially reasonable. FTCI is not liable for any loss, expense, claim or damage that an Authorized User or any third party may suffer by reason of acting, or failing to act, in reliance upon any affirmation (whether or not authorized by the User) issued in the User’s name and accepted by FTCI in good faith and in compliance with FTCI’s security procedures in effect from time to time.

(d) The affirmation security procedures that may be in effect from time to time are not intended to detect errors in the transmission or content of any affirmation. FTCI is not responsible for detecting an Authorized User’s error contained in any affirmation sent by an Authorized User to FTCI. FTCI is not obligated to investigate discrepancies between information contained in affirmations transmitted through the Site and information previously, or subsequently, provided by an Authorized User to FTCI off-line.

(e) Authorized Users may use the e-mail function located on the Site to communicate with, but not provide transactional instructions to, FTCI employees. FTCI shall not be liable for any loss, expense, claim or damage that an Authorized User or any third party may suffer by reason of acting, or failing to act, in reliance upon any e-mail (whether or not authorized by User) issued in User’s name and accepted by FTCI in good faith and in compliance with FTCI’s security procedures in effect from time to time. FTCI is not responsible for detecting any errors of an Authorized User contained in any e-mail sent by an
Authorized User to FTCI.

(f) Directions from Authorized Users transmitted via e-mails are not acted upon by FTCI instantaneously. FTCI makes no representation or warranty as to when such e-mails will be read by the intended recipient.

IV.	Protection of Confidentiality

(a) No Authorized User will: (i) access any Site Service on the Site other than the Site Services to which access has been granted the Authorized User, as described herein or on the Site, (ii) attempt to copy any Site software (defined in Section V.) without FTCI’s written permission, (iii) attempt to reverse-engineer or assist others attempting to reverse-engineer Site software, or (iv) disclose information obtained from or about the Site to anyone except to Authorized User’s employees and agents with the need to know.

(b) Should an Authorized User discover that persons not authorized to access the Site have: (i) obtained access to the Site in any manner, (ii) obtained possession of a log-on ID or password, or (iii) attempted to obtain an ID or password or access to the Site, the Authorized User will immediately notify

ATTACHMENT 1 – Page 3 of 6

FTCI of such discovery and provide FTCI with all relevant information. Should any Authorized User violate any obligations under this Agreement, the Authorized User will notify FTCI immediately and take appropriate actions to prevent any future violations.

V.	Confidentiality of the Site and Data

All Site software and data, including, but not limited to, documentation of any Site software, all data relating to the Account of User and all other statistical data available from the Site, are FTCI’s confidential and proprietary property and/or that of FTCI’s vendors and will be disclosed and used by Authorized Users only in accordance with this Agreement. No Authorized User will access, copy, attempt to access or copy, or disclose any information regarding FTCI’s confidential or proprietary property, or that of FTCI’s vendors, except as provided in this Agreement. As used herein, “Site software” means software used in connection with providing Site Services.

VI.	Data Bases and Statements

(a) Information available on the Site (including, but not limited to, securities prices, accrued income and currency exchange rates) may be based on information obtained from one or more vendors. Although this information is obtained from sources considered reliable, neither FTCI nor any vendor makes any representations concerning the accuracy, completeness or timeliness of such information.

(b) FTCI will continue to provide Users with hard copy (paper) Account statements and transaction reports in the current manner, or as required under the Account Agreement or otherwise, unless the parties hereto agree otherwise.

VII.	Warranties

THE SITE (INCLUDING ALL INFORMATION, SITE SERVICES, AND MATERIALS CONTAINED ON THE SITE) IS PROVIDED “AS IS” “AS AVAILABLE.” NEITHER FTCI NOR ANY VENDOR MAKES ANY WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND WITH REGARD TO THE SITE. FTCI AND FTCI’S VENDORS DISCLAIM ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, FREEDOM FROM VIRUSES OR OTHER HARMFUL CODE AND FITNESS FOR A PARTICULAR PURPOSE. FTCI DOES NOT WARRANT THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE INFORMATION, SITE SERVICES AND MATERIALS CONTAINED ON THE SITE.

VIII.	Reservation of Rights

Nothing contained in this Agreement shall restrict FTCI’s right to modify, update, discontinue or change its record-keeping methods, delivery methods or computer hardware or software in any manner.

IX.	Responsibility; Indemnification

(a) User will be responsible for any loss, claim, damage, liability or expense (including attorneys’ fees) incurred by User or another Authorized User as a result of User or another Authorized User being provided with access to the Site, including (without limitation) the consequences of any misuse or unauthorized use of, or access to, the Site or disclosure of any confidential information by User’s employees, agents or others. FTCI is not obligated to provide insurance coverage for any such loss, claim, damage, liability or expense (including attorneys’ fees). User assumes responsibility for the security of all Site IDs and passwords provided to User and other Authorized Users.

ATTACHMENT 1 – Page 4 of 6

(b) User hereby agrees to indemnify FTCI and its vendors for any loss, claim, liability, damage or expense (including attorneys’ fees) (i) incurred by FTCI or any of its vendors as a result of any violation of User’s obligations hereunder by persons who obtain access to the Site through User’s acts or omissions or the acts of omissions of any other Authorized User; or (ii) asserted by any party (including User) against FTCI or any of its vendors for or on account of User’s use of the Site.

X.	Duration and Termination

This Agreement may be terminated by either party without cause and without terminating the Account Agreement on thirty (30) days’ prior written notice, and this Agreement will be automatically terminated if the Account Agreement is terminated. This Agreement may be terminated immediately by FTCI for any breach of the confidentiality or use provisions or if a possible violation of any data transfer regulation or applicable law has occurred or is about to occur. Such termination may be accomplished by FTCI by invalidating all IDs and passwords issued to Authorized Users. Upon termination, Authorized Users will immediately return all Site software and Site documentation provided by FTCI or any third party in respect of the Account. If any Authorized User has developed any material describing how to access the Site in connection with the Account, the Authorized User will destroy all such material immediately upon termination of this Agreement. The confidentiality, limitation of liability and indemnification provisions of this Agreement will survive any such termination.

XI.	Consent

Authorized User expressly consents to FTCI’s compiling, maintaining and processing all data related to Authorized User contained in the Site, and as necessary to perform Site Services, transfer of personal information across international boundaries. This Agreement incorporates by reference any privacy policy FTCI may have in place from time to time. User understands that by granting access to the Site to any other Authorized Users such Authorized Users will have access to User’s Account information.

XII.	Limitation of Liability

NEITHER FTCI NOR ANY OF ITS VENDORS SHALL BE LIABLE FOR (I) ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM OR ARISING OUT OF THIS AGREEMENT; (II) ERRORS, OMISSIONS, MALFUNCTIONS IN THE SITE, SITE TRANSMISSION OR SITE DOCUMENTATION; (III) TEMPORARY DELAYS, BREAKDOWNS OR INTERRUPTIONS IN THE SITE, HOWEVER CAUSED; (IV) ANY HARM CAUSED BY THE TRANSMISSION, THROUGH THE SITE OR SITE SERVICES, OF A COMPUTER VIRUS, OR OTHER CODE OR PROGRAMMING DEVICE THAT MIGHT BE USED TO ACCESS, MODIFY, DELETE, DAMAGE, CORRUPT, DEACTIVATE, DISABLE OR OTHERWISE IMPEDE IN ANY MANNER THE SITE OR ANY OF AUTHORIZED USER'S SOFTWARE, HARDWARE, DATA OR PROPERTY; OR (V) ANY LOSSES CAUSED BY THE NEGLIGENCE, ACTIONS OR FAILURE TO ACT OF ANY THIRD PARTY, INCLUDING, BUT NOT LIMITED TO, AUTHORIZED USER'S INTERNET ACCESS PROVIDER. THE FOREGOING EXCLUSIONS OF LIABILITY SHALL APPLY REGARDLESS OF WHETHER FTCI HAS BEEN APPRAISED OF THE LIKELIHOOD OF SUCH DAMAGES OR LOSSES OCCURRING AND REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR OTHERWISE.

XIII.	Governing Law

This Agreement shall be governed by the laws of the State of New York (without regard to any laws that might otherwise apply under principles of conflicts of law).

ATTACHMENT 1 – Page 5 of 6

XIV.	Amendments

FTCI reserves the right to change the terms of this Agreement at any time effective upon thirty (30) days’ prior written notice.

XV.	Client Instructions

For purposes of this Agreement and the Account Agreement, User authorizes FTCI to rely on oral, written, facsimile or electronic instructions or notices received from any Authorized User or such person(s) as User may designate to FTCI in writing.

XVI.	Integration

This Agreement contains the entire understanding of the parties with respect to the use of the Site and the Site Services and supercedes all prior understandings, whether oral or written.

ATTACHMENT 1 – Page 6 of 6

ACCEPTANCE OF DESIGNATION
by
User Affiliate as an “Authorized User”
under
Online Access Agreement

For Account in the name of: ____________________________,
Account No. __________ (the “Account”)

The undersigned User Affiliate hereby:

•
accepts the designation as an Authorized User on the Cover Page of the Online Access Agreement, a copy of which is attached hereto, for purposes of viewing the information related to the Account as indicated on the Cover Page;

•	agrees to the terms and conditions of the Online Access Agreement to the extent that they apply to an Authorized User that is a User Affiliate;

•	agrees to the terms and conditions of usage of the Site, as set forth in the Online Access Agreement; and

•	understands that this designation will only become effective upon the return by the undersigned of this signed and dated Acceptance to Fiduciary Trust Company International.

By:
(Signature)
Name:
Title:
Firm:
Date:

INSERT FEE SCHEDULE HERE

Fiduciary
Trust
International

PERMISSION TO USE YOUR NAME ON A REPRESENTATIVE CLIENT LIST

We frequently receive requests from prospective clients for a sample or representative list of clients invested in one of our investment styles or strategies. We would greatly appreciate your taking a moment to consider being included on such a list.
We wish to honor your preference with respect to releasing the name of your organization to any third-party entity. For this reason, we wish to obtain your permission prior to including your name on a representative client list. Please note that inclusion of your name on such a list does not constitute an endorsement by you of Fiduciary Trust Company International. In addition, in the event a prospective client asks us for additional contact information with respect to your organization, we will obtain your permission to do so prior to releasing any such information.
Please review and indicate your preference in the appropriate space below in the "Permission to Use Name" box. Should your preference change at a later date, simply let your Portfolio Manager know, and we will make the necessary changes.
Thank you for your time and consideration.

Permission to Use Name

You may use the name of our organization (but no contact or address information) in a representative or sample client list.

We prefer that the name of our organization not be used in any representative or sample client list.

[INSERT NAME OF CLIENT]

By:
Name:	Date
Title: